UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 6, 2006

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuantto Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 6, 2006, the Company entered into an amendment with the former shareholder of Small World Toys whereas the contingent earnout for 2006 was fixed at $670,000 and a three year note for $667,619 (the unpaid principal amount of the 5% Note) was issued with monthly amortization payments at a 10% interest rate. A default interest rate of 15% will be incurred on the unpaid scheduled interest and principal payments if not cured within 5 days. This amended the two year promissory note that was payable in quarterly installments commencing April 2005 with a minimum payment of $700,000 and a maximum payment of $1,500,000 based on certain sales targets achieved in 2005 and 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: November 9, 2006	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Title
4.1	Amendment to Promissory Note to Former Shareholder